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                                                                  EXHIBIT 10.50

                              EMPLOYMENT AGREEMENT

                This Employment Agreement ("Agreement"), dated November 9, 1995, by and between AMERICA WEST AIRLINES, INC., a Delaware corporation ("Company"), and WILLIAM A. FRANKE ("Franke").

                WHEREAS, Franke currently serves the Company as its Chairman of the Board ("COB") and Chief Executive Officer ("CEO"); and

                WHEREAS, the Company desires for Franke to continue serving (i) as COB through the Expiration Date (defined below) and (ii) as CEO until the earlier of the Expiration Date and the date on which another person is appointed CEO and assumes the responsibilities of such office, and Franke is willing to continue serving in such capacities, all on the terms and conditions herein set forth.

                NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                         Definitions and Interpretations

1.1.   Definitions

                For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

                "AmWest Registration Agreement" shall have the meaning specified in Section 6.1.

                "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as from time to time amended, and any successor statute thereto.

                "Base Salary" shall have the meaning specified in Section 3.1.

                "Board" shall mean the Board of Directors of the Company.

                "CEO" shall have the meaning specified in the first recital of this Agreement.

                "Change in Control" shall occur if, after the Transition Date:

                         (i) the individuals who, as of the date hereof,
                constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was
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                approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

                         (ii) any individual, entity or group (within the
                meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) acquires (directly or indirectly) the beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Power"); or

                         (iii) any Shares or other voting securities of the
                Company shall be purchased pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company); or

                         (iv) the Company's stockholders shall approve a merger
                or consolidation involving the Company other than (A) a merger or consolidation in which the voting securities of the Company outstanding immediately prior thereto will become (by operation of law), or are to be converted into, voting securities of the surviving corporation or its parent corporation immediately after such merger or consolidation that are owned by the same person or entity or persons or entities as immediately prior thereto and possess at least 75% of the Voting Power held by the voting securities of the surviving corporation or its parent corporation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the Voting Power or
                (C) a merger or consolidation in which the Company is the surviving corporation and such transaction was determined not to be a Change in Control, which transaction and determination was approved by a majority of the Board in actions taken prior to, and with respect to, such transaction; or

                         (v) the Company's stockholders shall approve a merger,
                consolidation, reorganization, disposition of assets, liquidation or other transaction (or series of related transactions) in which the Company will not survive as a publicly-owned corporation.

                "COB" shall have the meaning specified in the first recital of this Agreement.

                "Code" shall mean the Internal Revenue Code of 1986, as in effect from time to time.

                "Confidential Information" shall have the meaning specified in
       Section 5.1(a).

                "Disability" shall mean a physical or mental condition of Franke that, in the good faith judgment of not less than a majority of the entire membership of the Board, based upon


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       certification by a licensed physician reasonably acceptable to Franke and the Board, (i) prevents Franke from being able to perform the services required under this Agreement, (ii) has continued for a period of at least six months during any period of twelve consecutive months and (iii) is expected to continue.

                "Dispute" shall have the meaning specified in Article VII.

                "Employment Period" shall mean that the period commencing on the Transition Date and ending on the Expiration Date; provided, however, that if either party gives a Notice of Termination pursuant to Section
       4.1 or 4.2, then the Employment Period shall not extend beyond the relevant Termination Date.

                "Expiration Date" shall mean December 31, 1998.

                "Good Reason" shall mean any of the following:

                         (1) without Franke's express written consent, a
                material alteration during Phase I in the nature or status of Franke's positions, functions, duties or responsibilities with the Company applicable to Phase I, including any change which would (i) alter Franke's reporting responsibilities, (ii) cause Franke's position with the Company to become of less dignity or importance than the positions and attributes of COB and CEO and/or (iii) cause Franke not to have all of the powers, functions, duties and responsibilities described in the first sentence of Section 2.2(a);

                         (2) without Franke's express written consent, a
                material alteration during Phase II in the nature or status of Franke's position, functions, duties or responsibilities with the Company applicable to Phase II, including any alteration which would (i) change Franke's reporting responsibilities, (ii) cause Franke's position with the Company to become of less dignity or importance than the position and attributes of COB and/or (iii) cause Franke not to have all of the powers, functions, duties and responsibilities described in the first and last sentences of Section 2.2(b); provided, however, that each such alteration shall cease to be a Good Reason on the date which is 90 days after the occurrence of such alteration unless, prior to such date, Franke gives a Notice of Termination pursuant to Section 4.1 on account of such alteration;

                         (3) without Franke's express written consent, the
                failure of the Company to perform any of its obligations under this Agreement in any material regard, but only if such failure shall continue unremedied for more than 15 days after written notice thereof is given by Franke to the Company;

                         (4) without Franke's express written consent, the
                relocation of the principal executive offices of the Company outside the greater Phoenix, Arizona metropolitan area or the Company's requiring Franke to be based other than at such principal


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                executive offices; provided, however, that such relocation shall cease to be a Good Reason on the date which is 90 days after the occurrence of such relocation unless, prior to such date, Franke gives a Notice of Termination pursuant to Section 4.1 on account of such relocation;

                         (5) the failure the Company at any time during Phase I to elect or re-elect, or to appoint or re-appoint, Franke to the offices of COB and CEO;

                         (6) the failure the Company at any time during Phase II to elect or re-elect, or to appoint or re-appoint, Franke to the office of COB;

                         (7) any purported termination by the Company of Franke's employment not in accordance with the provisions of this Agreement;

                         (8) the failure of the Company to obtain any assumption agreement required by Section 9.5(a); or

                         (9) the failure of Franke to be elected or appointed, or to be re-elected or re-appointed, as a director of the Company at any time during the Employment Period.

                "Holders" shall have the meaning specified in Section 6.1.

                "Incentive Plan" shall mean the Company's 1994 Incentive Equity Plan effective as of December 1, 1994.

                "Market Value per Share" means, at any date, the closing price per Share on that date (or, if there are no sales on that date, the last preceding date on which there was sale) in the principal market in which the Shares are traded.

                "Misconduct" shall mean one or more of the following:

                         (i) the willful and continued failure by Franke to
                perform his duties described in Section 2.2 (other than any such failure resulting from Franke's incapacity due to physical or mental illness) after written notice of such failure has been given to Franke by the Company and Franke has had a reasonable period to correct such failure;

                         (ii) the willful commission by Franke of acts that are
                both dishonest and demonstrably injurious to the Company (monetarily or otherwise) in any material respect, provided that no act taken by Franke shall be deemed to constitute Misconduct if such act was taken by Franke in good faith and in the reasonable belief that such act was in the best interest of the Company or in furtherance of Franke's duties and responsibilities described in Section 2.2;


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                         (iii)   the conviction of Franke for a felony offense
                involving moral turpitude;

                or

                         (iv) a material breach by Franke of any of the covenants set forth in this Agreement, but only if such breach shall continue unremedied for more than 15 days after written notice thereof is given to Franke by the Company.

                "New Stock Grant" shall have the meaning specified in Section 3.2(a).

                "New Stock Option" shall have the meaning specified in Section 3.3(b).

                "Notice of Termination" shall mean a notice purporting to terminate Franke's employment in accordance with Section 4.1 or 4.2, which notice shall set forth in reasonable detail the reason for such termination and the facts and circumstances claimed to provide a basis for such termination.

                "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust and an unincorporated organization.

                "Phase I" shall mean the period commencing on the Transition Date and ending on the earlier of the Expiration Date and the date on which Franke's successor as CEO assumes the responsibilities of such office.

                "Phase II" shall mean that portion of the Employment Period following Phase I.

                "Piggyback Registration Notice" shall have the meaning specified in Section 6.2(a).

                "Registrable Securities" shall have the meaning specified in
       Section 6.1.

                "Restricted Period" shall have the meaning specified in Section 5.2(a).

                "Restricted Shares" shall have the meaning specified in Section 3.2(a).

                "SEC" shall mean the Securities and Exchange Commission.

                "Share" shall mean a share of the Class B common stock, $.01 par value, of the Company.

                "Termination Date" shall mean the termination date specified in a Notice of Termination delivered in accordance with Article IV, provided that in no event shall such termination date be less than 30 nor more than 60 days after the date such Notice of Termination is given.


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                "Transfer Restriction" shall have the meaning specified in
       Section 3.2(c).

                "Transitition Date" shall mean January 1, 1996, being the date from and after which Franke's employment by the Company will be governed by this Agreement rather than the 1994 Agreement.

                "1994 Agreement" shall mean the Employment Agreement between Franke and the Company dated as of December 1, 1994.

1.2.   Interpretations

                (a) In this Agreement, unless a clear contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section, means such Article or Section hereof, (iii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term, and (iv) where any provision of this Agreement refers to action to be taken by either party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.

                (b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                (c) No provision of this Agreement shall be interpreted or construed against either party solely because that party or its legal representative drafted such provision.

                                   ARTICLE II

                     Employment; Term; Positions and Duties

2.1.   Employment; Term

                The Company agrees to continue Franke's employment as COB and CEO during Phase I and Franke agrees to remain employed by the Company in such capacities during Phase I, all on the terms and conditions set forth in this Agreement. The Company agrees to continue Franke's employment as COB during Phase II and Franke agrees to remain employed by the Company in such capacity during Phase II, all on the terms and conditions set forth in this Agreement.

2.2.   Positions and Duties

                (a) During Phase I, Franke shall serve as COB and CEO and shall have and may exercise all of the powers, functions, duties and responsibilities normally attributable to the positions

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of COB and CEO, including (without limitation) such duties and responsibilities as are set forth with respect to such offices in the Company's certificate of incorporation and bylaws (as from time to time in effect). During Phase I, Franke shall have such additional duties and responsibilities commensurate with the offices of COB and CEO as from time to time may be reasonably assigned to him by the Board.

                (b) During Phase II, Franke shall serve as COB and shall have and may exercise all of the powers, functions, duties and responsibilities normally attributable to the position of COB, including (without limitation) such duties and responsibilities as are set forth with respect to such office in the Company's certificate of incorporation and bylaws (as from time to time in effect). During Phase II, Franke shall have such additional duties and responsibilities commensurate with the office of COB (but not the office of CEO) as from time to time may be reasonably assigned to him by the Board. During Phase II, the CEO shall report directly to Franke.

                (c) While employed hereunder, Franke shall report directly and exclusively to the Board and shall observe and comply with all lawful policies, directions and instructions of the Board which are consistent with paragraphs (a) and (b) above.

                (d) The Company agrees to use its reasonable best efforts to cause Franke to be elected or appointed, or re-elected or re-appointed, as director of the Company at all times during the Employment Period.

                (e) During Phase I, Franke agrees to devote a substantial portion of his business time, attention, skill and efforts to the faithful and efficient performance of his duties hereunder as COB and CEO. During Phase II, Franke agrees to devote a reasonable portion (which need not constitute a substantial portion) of his business time, attention, skill and efforts to the faithful and efficient performance of his duties hereunder as COB.

                (f) During Phase I, Franke shall not accept employment with or for any Person other than the Company and, during Phase II, Franke shall not accept employment with or for any Person in violation of Section 5.2; provided, however, that Franke may engage in the following activities so long as they do not interfere in any material respect with the performance of Franke's duties and responsibilities hereunder: (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach on a part-time basis at educational institutions, (iii) manage his personal investments and (iv) render consultation and financial advisory services to third parties. The Company acknowledges that Franke is the principal owner of Franke & Company, Inc. through which Franke owns and oversees equity interests in several enterprises and provides consultation and financial advisory services to third parties.


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2.3.   Place of Employment

                Franke's place of employment hereunder shall be at the Company's principal executive offices in the greater Phoenix, Arizona metropolitan area.

                                   ARTICLE III

                            Compensation and Benefits

3.1.   Base Salary

                (a) For services rendered by Franke under this Agreement, the Company shall pay to Franke an annual cash base salary ("Base Salary") in the amount (i) $500,000 during Phase I and (ii) $100,00 during Phase II. The Base Salary shall be payable semi-monthly as earned.

                (b) The amount of the Base Salary may be increased at any time as the Board may deem appropriate. If the Base Salary is increased as aforesaid, it may not thereafter be decreased unless a proportionally similar decrease is made to the base compensation of all other senior executives of the Company; provided that in no event may the Base Salary be decreased below the applicable amount specified in the first sentence of paragraph (a) above.

3.2.   Stock Grant

                (a) On the Transition Date, the Company shall issue and deliver to Franke 108,000 Shares (the "Restricted Shares") as additional compensation for services rendered under this Agreement. The grant of the Restricted Shares in accordance with this paragraph (a) (the "New Stock Grant") shall be in lieu of, and not in addition to, the stock grants described in
Section 3.2(a)(3) of the 1994 Agreement.

                (b)     Except as expressly set forth below in this Section 3.2,
(i) the New Stock Grant shall be irrevocable and unconditional and (ii) none of the Restricted Shares shall be subject to forfeiture or surrender for any reason.

                (c) Franke will not sell, transfer or otherwise dispose of any of the Restricted Shares other than by will or by laws of descent and distribution; provided, however, that the foregoing restriction (the "Transfer Restriction") shall lapse with respect to any Restricted Shares which are no longer subject to forfeiture by Franke pursuant to paragraph (d) below and, provided further, that the Transfer Restriction shall automatically lapse in full (i) upon the occurrence of a Change in Control, (ii) in the event of Franke's death or (iii) in the event Franke's employment is terminated by Franke for Good Reason or on account of Disability or by the Company for any reason other than Misconduct on account of the conviction of Franke for a felony.

                (d) In the event Franke's employment is terminated by Franke pursuant to Section 4.1 other than for Good Reason or by the Company pursuant to
Section 4.2 for Misconduct, then


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Franke shall forfeit and be obligated, for no consideration, to surrender to the
Company that number of Restricted Shares determined by multiplying 108,000 by a fraction the numerator of which shall be the number of whole calendar months within the period beginning on the Termination Date and ending on the Expiration Date and the denominator of which shall be 36.

                (e) The New Stock Grant shall be made pursuant to the Incentive Plan and shall become vested when the Transfer Restriction has lapsed with respect thereto.

                (f) Certificates evidencing the Restricted Shares will be issued by the Company in Franke's name. The Company may cause such certificates to bear a legend setting forth or incorporating the Transfer Restriction, and the Company may cause such certificates to be delivered upon issuance to the Secretary of the Company (or such other depositary as may be designated by the committee which administers the Incentive Plan) as a depositary for safe-keeping until the Transfer Restriction lapses with respect thereto or until forfeiture occurs with respect thereto pursuant to paragraph (d) above. If such certificates bear a legend setting forth or incorporating the Transfer Restriction, then upon the lapse of the Transfer Restriction without forfeiture, the Company will cause a new certificate or certificates to be issued in the name of Franke without such legend. The Company may require Franke to execute and deliver stock powers in the event of forfeiture.

                (g) Franke shall be entitled to receive all dividends and distributions in respect of the Restricted Shares (subject to applicable tax withholding), to vote the Restricted Shares and to give consents, waivers and ratifications with respect to the Restricted Shares; provided, however, that distributions applicable to any Restricted Shares shall be held by the Company until (i) the Transfer Restriction lapses with respect to such Shares, at which time such distributions shall be paid to Franke or his designee without interest or (ii) forfeiture occurs with respect to such Shares pursuant to paragraph (d) above, at which time such distributions shall be forfeited.

                (h) If requested by Franke at any time, the Company shall promptly request, and diligently seek in good faith to obtain, a no action letter from the SEC to the effect that the date of purchase, within the meaning and for the purposes of the short-swing profit provisions of Section 16(b) of the Securities Exchange Act of 1934 (as amended), of the Restricted Shares is the grant date thereof.

                (i) If requested by Franke, the Company will loan Franke up to $860,000 solely for the purpose of enabling Franke to pay all or portion of the taxes (Federal and state) attributable to the New Stock Grant. Such loan shall be evidenced by, and subject to the terms and conditions of, a promissory note duly executed by Franke and payable to the order of the Company (the "Promissory Note"). The Promissory Note shall be in form and substance reasonably satisfactory to the Company and shall be secured by a pledge agreement (the "Pledge Agreement") initially covering that number of the Restricted Shares determined by dividing 150% of the principal amount of the Promissory Note by the Market Value per Share on the day prior to the date the loan is funded. The Pledge Agreement shall be in form and substance (including release of collateral provisions based on a collateral value to loan ratio of
1.5 to 1.0) reasonably satisfactory to the Company and


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shall be accompanied by appropriate stock powers. The Promissory Note shall be payable in two equal installments on September 26, 2000 and September 26, 2001 and shall bear interest, compounded monthly, at the applicable federal rate determined in accordance with section 1274(d) of the Code. Franke shall not be personally liable for payments due under the Promissory Note, it being expressly understood and agreed that the sole recourse of the Company for satisfaction of the Promissory Note shall be against the Restricted Shares pledged as collateral for the Promissory Note under the Pledge Agreement.

3.3.   Stock Options

                (a) Pursuant to the 1994 Agreement, the Company has previously granted to Franke certain options to purchase Shares, including the following:

                         (i)    two 50,000 Share options awarded pursuant to
                Section 3.3(b) of the 1994 Agreement;

                         (ii)   one 50,000 Share option awarded pursuant to
                Section 3.3(c) of the 1994 Agreement; and

                         (iii)  one 100,000 Share option awarded pursuant to
                Section 3.3(c) of the 1994 Agreement.

                It is agreed that the vesting requirements set forth with respect to the foregoing options in the 1994 Agreement are hereby rescinded and terminated so that such options shall be fully exercisable as of the date hereof.

                (b) Franke is hereby granted pursuant to the Incentive Plan an option (the "New Stock Option") to purchase 150,000 Shares, with an exercise price per Share equal to $16.50, being the Market Value per Share on the date hereof. The New Stock Option shall become exercisable as to one-third of the Shares covered thereby on the December 31 immediately preceding each anniversary of the Transition Date, so that the New Stock Option will be exercisable in full on December 31, 1998.

                (c) Upon the exercise of the New Stock Option, Franke shall pay to the Company an amount equal to the relevant exercise price, such amount to be paid (i) in cash, (ii) by delivering to the Shares already owned by Franke which have an aggregate Market Value per Share at the date of exercise equal to the relevant exercise price, (iii) by directing the Company to sell a sufficient number of Shares to be acquired on exercise of the New Stock Option through a broker approved by the Company, in which event the proceeds of such sale shall be applied by the Company to the payment of the relevant exercise price, with any surplus then remaining to be paid to Franke or his designee, or (iv) by any combination of the foregoing.


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                (d)      Upon the occurrence of a Change in Control, the New
Stock Option shall become automatically vested in full and may be exercised at any time thereafter; provided, however, in no event shall the New Stock Option be exercisable after the tenth anniversary of the date of this Agreement.

                (e) In the event Franke's employment is terminated by Franke pursuant to Section 4.1 other than for Good Reason or on account of Disability or by the Company pursuant to Section 4.2 for Misconduct, the New Stock Option, to the extent then vested, may be exercised by Franke at any time within six months following the Termination Date, but not thereafter; provided, however, in no event shall the New Stock Option be exercisable after the tenth anniversary of the date of this Agreement. To the extent the New Stock Option is not vested on such Termination Date, the New Stock Option (or the portion thereof that is not vested on such Termination Date) shall automatically lapse and be cancelled unexercised as of such Termination Date.

                (f) The New Stock Option shall become automatically vested in full on the date of Franke's death and may be exercised by the person to whom Franke's rights shall pass by will or by the laws of descent and distribution at any time within the one-year period beginning on the date of Franke's death, but not thereafter, and in no event shall the New Stock Option be exercisable after the tenth anniversary of the date of this Agreement.

                (g) In the event Franke's employment is terminated by reason of Disability, the New Stock Option shall become automatically vested in full on the date of such Disability and may be exercised at any time within the 36-month period beginning on the date of such Disability, but not thereafter, and in no event shall the New Stock Option be exercisable after the tenth anniversary of the date of this Agreement.

                (h) Except as otherwise provided herein, the New Stock Option may be exercised in whole or in part or in two or more successive parts.

                (i) The New Stock Option shall not be transferrable by Franke, otherwise than by will or by laws of descent and distribution. During the lifetime of Franke, the New Stock Option may not be exercised by anyone other than Franke.

                (j) The New Stock Option may be exercised from time to time by a notice in writing which identifies the New Stock Option and specifies the number of Shares in respect of which it is being exercised. Such notice shall be delivered to the Secretary of the Company or addressed to the Secretary of the Company at its principal corporate offices. The date of exercise of the New Stock Option shall be the date the exercise notice is hand delivered or mailed to the Secretary of the Company, whichever is applicable. An election to exercise the New Stock Option shall be irrevocable.

                (k) The New Stock Option is not intended to qualify as an incentive stock option under Section 422 of the Code.


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                (l)      The New Stock Option shall be in lieu of, and not in
addition to, the stock options to be granted to Franke on August 25, 1996 pursuant to Section 3.3(c) of the 1994 Agreement.

3.4.   Life Insurance

                During the Employment Period, the Company agrees to maintain, at all times and without cost to Franke, a term life insurance policy on the life of Franke in the amount of $2 million, the proceeds of which, in the event of Franke's death, shall be payable to one or more beneficiaries designated by Franke or, in the absence of any such designation, to his estate. Such policy shall be issued by a solvent insurance company reasonably acceptable to Franke.

3.5.   Annual Administrative Expense Allowance

                (a) During the Employment Period, the Company shall continue to pay to Franke or his designee, in accordance with past practices, an annual allowance of $50,000 (subject to adjustment as provided in paragraph (b) below) for administrative expenses incurred by Franke in connection with the performance of his duties and responsibilities and the exercise of his powers and authority under this Agreement. Each such annual allowance shall be paid to Franke in twelve equal monthly installments. So long as the Company is not in default under this Section 3.5, Franke shall be responsible for providing, in accordance with past practices, at least one administrative assistant/secretary.

                (b) The amount of the annual allowance referred to in paragraph (a) above shall be adjusted upwards or downwards, as the case may be, for each calendar year commencing on or after January 1, 1996 by the amount of the change, if any, in the Cost of Living during the prior calendar year based on the Consumer Price Index for Urban Consumers All Items - Less Shelter - Index (1967=100) as published with respect to the Phoenix metropolitan area by the Bureau of Labor Statistics for the United States Department of Labor; provided, however, than in no event shall the amount of any such annual adjustment exceed 6%. If such Index is discontinued or revised in any material respect, the parties shall mutually agree upon a substitute index which shall thereafter be used in order to obtain substantially the same result as would have been obtained had such Index had not been so discontinued or revised.

3.6.   Business Expenses

                The Company shall, in accordance with the rules and policies that it may establish from time to time for senior executives, reimburse Franke for business expenses reasonably incurred in the performance of Franke's duties hereunder. It is understood that Franke is authorized to incur reasonable business expenses for promoting the business and reputation of the Company, including reasonable expenditures for travel, lodging, meals and client and/or business associate entertainment. Requests for reimbursement for such expenses must be accompanied by appropriate documentation.


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3.7.   Other Benefits

                Franke shall be entitled to receive all fringe benefits and other perquisites that may be offered by the Company to its senior executives as a group or to any of its senior executives individually or to the members of the Board, including, without limitation, (i) participation in the various employee benefit plans or programs provided to senior executives of the Company in general (including the Company's split-dollar life insurance and disability insurance programs), subject to meeting the eligibility requirements with respect to each of such benefit plans or programs, (ii) tax/financial planning assistance, (iii) automobile allowances, (iv) club memberships, (v) on-line and interline, positive space travel privileges and (vi) participation in the Company's retiree medical insurance program, subject to meeting the eligibility requirements of such program other than the requirement relating to five years service with the Company, which requirement is hereby waived. However, nothing in this Section 3.7 shall be deemed to prohibit the Company from making any changes in any of the plans, programs or benefits described herein, provided the change similarly affects all senior executives of the Company or members of the Board, as the case may be, similarly situated. Notwithstanding the foregoing, Franke shall not be entitled to participate in the Incentive Plan or any other incentive plans offered to key employees of the Company, except as expressly provided herein.

                                   ARTICLE IV

                            Termination of Employment

4.1.   Termination by Franke

                Franke may, at any time prior to the Expiration Date, terminate his employment hereunder for any reason by delivering a Notice of Termination to the Board.

4.2.   Termination by the Company

                The Company may, at any time prior to the Expiration Date, terminate Franke's employment hereunder for any reason by delivering a Notice of Termination to Franke; provided, however, that in no event shall the Company be entitled to terminate Franke's employment prior to the Expiration Date unless the Board shall duly adopt, by the affirmative vote of at least a majority of the entire membership of the Board, a resolution authorizing such termination and stating that, in the opinion of the Board, sufficient reason exists therefor. Nothing in this Agreement shall preclude the Company from replacing Franke as CEO at any time after the Transition Date, and such replacement alone shall not be considered a termination of Franke's employment hereunder.

4.3.   Accrued Base Salary, Vacation Pay, etc.

                (a) Promptly upon the termination of Franke's employment hereunder for any reason, the Company shall pay to Franke a lump sum amount for
(i) any unpaid Base Salary earned hereunder prior to the termination date, (ii) all unused vacation time accrued by Franke as of the termination date in accordance with the Company's vacation policy for senior executives, (iii) all unpaid benefits earned by Franke as of the termination date under any and all incentive compensation plans or programs of the Company, (iv) all amounts owing to Franke under Sections 3.5 and 3.6 and (v) any additional amounts or benefits which may be required to be paid in a lump sum by applicable law.

                (b) A termination of Franke's employment in accordance with this Agreement shall not alter or impair (i) any of Franke's rights or benefits under any issued and outstanding stock options except as provided with respect to the New Stock Option in Section 3.3, (ii) any of Franke's rights or benefits under the 1994 Agreement except as expressly provided in Section 9.8(a) or (iii) any of Franke's rights or benefits, if any, under employee benefit plans or programs maintained by the Company.

4.4.   Other Termination Benefits and Privileges

                The following provisions shall apply if Franke terminates his employment hereunder for Good Reason or if the Company terminates Franke's employment hereunder for any reason other than Misconduct or Disability:

                (i) Severance Payment. The Company shall promptly pay to Franke a severance payment (in cash or other immediately available funds) in the amount of (A) $1.5 million, if the Termination Date is during Phase I and (B) $1 million, if the Termination Date occurs during Phase II; provided, however, that such severance payment shall be reduced to the extent necessary so that no portion of such payment (or of any other payment or benefit which constitutes a "parachute payment" within the meaning of Section 280G of the Code and which Franke has received or is entitled to receive shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, Franke's net after tax benefit shall exceed the net after tax benefit if such reduction were not made.

                (ii) Medical Insurance. During the 24-month period following the Termination Date, the Company, at its cost, shall maintain in full force and effect for the continued benefit of Franke and Franke's dependents all benefits available to Franke and Franke's dependents under all medical plans and programs of the Company, provided that (a) Franke's continued participation is possible under the terms and provisions of such plans and programs and (b) Franke pays the regular employee premium, if any, required by such plans and programs. In the event that participation by Franke (or his dependents) in any such plan or program after the Termination Date is barred pursuant to the terms thereof, or in the event the Company shall terminate any such plan or program, the Company shall obtain for Franke (and/or his dependents) comparable coverage under individual policies.

                (iii) Life Insurance. During the 12-month period following the Termination Date, the Company, at its cost, shall continue to provide Franke all life insurance coverages (and in the same amounts) provided to him by the Company immediately prior to the date on which the relevant Notice of Termination is given in accordance with this Article IV.

                (iv) Travel Privileges. The Company shall provide Franke (and his wife and dependents) lifetime on-line and interline, positive space travel privileges in accordance with the terms of the Company's non-revenue travel policy as in effect on the date hereof; provided, however, that the travel privileges to be provided to Franke (and his wife and dependents) under this clause (iv) shall be at least as favorable to Franke (and his wife and dependents) as the travel priviledges generally provided by the Company to its senior executives from time to time.

4.5.   Company to Pay Benefits During Pendency of Dispute

                Either party may, within 10 days after its receipt of a Notice of Termination given by the other party, provide notice to the other party that a dispute exists concerning the termination, in which event such dispute shall be resolved in accordance with Article VII. Notwithstanding the pendency of any such dispute and notwithstanding any provision herein to the contrary, the Company will (i) continue to pay Franke the Base Salary in effect when the notice giving rise to the dispute was given, (ii) make the New Stock Grant in accordance with Section 3.2 and (iii) continue Franke as a participant in all compensation and benefit plans in which Franke was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved or, with respect to a Notice of Termination given by Franke, the date of termination specified in such notice, if earlier, but, in each case, not past the Expiration Date. If (i) the Company gives a Notice of Termination to Franke, (ii) Franke disputes the termination as contemplated by this Section 4.5 and (iii) such dispute is finally resolved in favor of the Company in accordance with Article VII, then Franke shall be required to refund to the Company any amounts paid to Franke under this Section 4.5 but only if, and then only to the extent, Franke is not otherwise entitled to receive such amounts under this Agreement.

                                    ARTICLE V

                  Confidential Information and Non-Competition


5.1.   Confidential Information

                (a) Franke recognizes that the services to be performed by him hereunder are special, unique and extraordinary and that, by reason of his employment with the Company, he may acquire Confidential Information (defined below) concerning the Company, the use or disclosure of which would cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Franke agrees that he will not (directly or indirectly) at any time, whether during or after his employment hereunder, disclose any such Confidential Information to any Person except (i) in the performance of his obligations to the Company hereunder, (ii) as required by applicable law, (iii) in connection with the enforcement of his rights under this Agreement, the 1994 Agreement or any other agreement, (iv) in connection with any disagreement, dispute or litigation (pending or threatened) between Franke and the Company or (v) with the prior written consent of the Board. As used herein, "Confidential Information" includes information with respect to the Company's services, facilities and methods, research and development, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, financial information, business plans, prospects or opportunities; provided, however, that such term shall not include any information that (x) is or becomes generally known or available other than as a result of a disclosure by Franke or (y) is or becomes known or available to Franke on a nonconfidential basis from a source (other than the Company) which, to Franke's knowledge, is not prohibited from disclosing such information to Franke by a legal, contractual, fiduciary or other obligation to the Company.

                (b) Franke confirms that all Confidential Information is the exclusive property of the Company. All business records, papers and documents kept or made by Franke while employed by the Company relating to the business of the Company shall be and remain the property of the Company at all times. Upon the request of the Company at any time, Franke shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by Franke or coming into his possession while employed by the Company concerning the business or affairs of the Company other than personal materials, records and documents (including notes and correspondence) of Franke not containing proprietary information relating to such business or affairs. Notwithstanding the foregoing, Franke shall be permitted to retain copies of, or have access to, all such materials, records and documents relating to any disagreement, dispute or litigation (pending or threatened) between Franke and the Company.

5.2.   Non-Competition

                (a) While employed hereunder and for a period of 18 months thereafter (the "Restricted Period"), Franke shall not, unless he receives the prior written consent of the Board, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person which competes with the Company in the United States other than Alaska Airlines, American Airlines, Continental Airlines, Delta Airlines, Northwest Airlines, TWA, United

Airlines, USAir and ValueJet; provided, however, that the foregoing restriction shall not apply at any time if Franke's employment is terminated by Employee for Good Reason or by the Company for any reason other than Misconduct.

                (b) Franke has carefully read and considered the provisions of this Section 5.2 and, having done so, agrees that the restrictions set forth in this Section 5.2 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, employees, creditors and shareholders. Franke understands that the restrictions contained in this Section 5.2 may limit his ability to engage in a business similar to the Company's business, but acknowledges that he will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions.

                (c) During the Restricted Period, Franke shall not, whether for his own account or for the account of any other Person (excluding the Company), intentionally (i) solicit, endeavor to entice or induce any employee of the Company to terminate his employment with the Company or accept employment with anyone else or (ii) interfere in a similar manner with the business of the Company.

                (d) In the event that any provision of this Section 5.2 relating to the Restricted Period and/or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the Restricted Period and/or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

5.3.   Stock Ownership

                Nothing in this Agreement shall prohibit Franke from acquiring or holding any issue of stock or securities of any Person that has any securities registered under Section 12 of the Exchange Act, listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc. so long as (i) Franke is not deemed to be an "affiliate" of such Person as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended, and (ii) Franke and members of his immediate family do not own or hold more than 5% of any voting securities of any such Person.

5.4.   Injunctive Relief

                Franke acknowledges that a breach of any of the covenants contained in this Article V may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Franke from engaging in activities prohibited by this Article V or such other relief as may required to specifically enforce any of the covenants contained in this Article V. Franke agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.

                                   ARTICLE VI

                          Piggyback Registration Rights

6.1.   Definitions

                Capitalized terms used herein and in Exhibit A hereto that are not otherwise defined herein shall have the meanings ascribed to them in that certain Registration Rights Agreement dated August 25, 1994 among the Company, AmWest Partners, L.P., and others therein named ("AmWest Registration Rights Agreement"), to which agreement reference is made for such definitions and for all purposes. In addition, the following terms, as used in this Article VI, have the following meanings:

                "Holders" shall mean (i) Franke, his heirs and personal representatives and (ii) any direct or indirect transferee of Registrable Securities.

                "Registrable Securities" means (1) the 125,000 Shares heretofore granted to Franke as a bonus for his efforts relating to the successful reorganization of the Company under the Bankruptcy Code, (2) all equity securities of the Company acquired by Franke pursuant to the 1994 Agreement and (3) all equity securities of the Company acquired by Franke pursuant to this Agreement, including, without limitation, (a) the New Stock Grant, (b) the New Stock Option, (c) any Shares issued on exercise of the New Stock Option and (d) any securities issued or issuable with respect to any such securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such securities shall have been distributed in accordance with Rule 144, (iii) the Company has caused to be delivered an opinion of counsel in accordance with Section 6.2(c) that such securities are distributable in accordance with Rule 144 or (iv) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered in exchange therefor by the Company and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force.

6.2.   Piggybank Registration

                (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its equity securities under the Securities Act (other than by a registration (i) on Form S-4 or Form S-8, or any successor or similar form then in effect or (ii) pursuant to Section 2.1 of the AmWest Registration Rights Agreement) in a form and in a manner that would permit registration of the Registrable Securities, whether or not for sale for its own account, it will give prompt (but in no event less than 30 days prior to the proposed date of filing the registration statement relating to such registration) notice to all Holders of Registrable Securities of the Company's intention to do so and of such Holders' rights under this Section 6.2. Upon the request of any such Holder made within 20 days after the receipt by such Holder of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof) (the "Piggyback Registration Notice"), the Company will use Commercially Reasonable Efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that if, at any time after giving notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give notice of such determination to each such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay all Registration Expenses in connection therewith) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other equity securities.

                (b) Priority in Piggyback Registration. If (i) a registration pursuant to this Section 6.2 involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Holders requesting such registration by letter of its belief that the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Company, then the Company will include in such registration such amount of securities which the Company is so advised can be sold in (or during the time of) such offering as follows: first, all securities proposed by the Company to be sold for its own account; second, such securities of the Company requested to be included in such registration pursuant to the terms of the AmWest Registration Rights Agreement and the GPA Registration Rights Agreement; third, such Registrable Securities requested to be included in such registration by all Holders pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included by such Holders; and fourth, all other securities of the Company requested to be included in such registration pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included.

                (c) The Holders shall be entitled to exercise their registration rights pursuant to this Section 6.2 at any time or times until all of the Registrable Securities have been sold pursuant to an effective registration statement under the Securities Act, or until the Company shall have obtained an opinion of counsel reasonably acceptable to the Company and Holders that such Registrable Securities may be sold without registration pursuant to available exemptions under Rule 144 without limitation on amount.

6.3.   Registration Procedures

                Each registration pursuant to Section 6.2 shall be effected in accordance with the procedures, and subject to the indemnification and other provisions, set forth in Exhibit A hereto.

                                   ARTICLE VII

                               Dispute Resolution

                (a) In the event a dispute shall arise between the parties as to whether the provisions of this Agreement have been complied with (a "Dispute"), the parties agree to resolve such Dispute in accordance with the following procedure:

                (1) A meeting shall be held promptly between the parties, attended by (in the case of the Company) by one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

                (2) If, within 10 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the parties agree to submit the Dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association.

                (3) The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 10 days following the 10-day period referred to in clause (2) above.

                (4) Upon appointment of the mediator, the parties agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

                (5) If the parties are not successful in resolving the Dispute through mediation within such 15-day period, the parties agree that the Dispute shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association.

                (6) The fees and expenses of the mediator/arbitrators shall be borne solely by the non-prevailing party or, in the event there is no clear prevailing party, as the mediator/arbitrators deem appropriate.

                (7) If any dispute shall arise under this Agreement involving termination of Franke's employment with the Company or involving the failure or refusal of the Company to fully perform in accordance with the terms hereof, the Company shall reimburse Franke, on a current basis, for all legal fees and expenses, if any, incurred by Franke in connection with such dispute, together with interest thereon at the rate of 8% per annum, such interest to accrue from the date the Company receives Franke's statement for such fees and expenses through the date of payment thereof; provided, however, that in the event the resolution of such dispute in accordance with this Article VII includes a finding denying, in all material respects, Franke's claims in such dispute, Franke shall be required to reimburse the Company, over a period not to exceed 12 months from the date of such resolution, for all sums advanced to Franke with respect to such dispute pursuant to this paragraph (7).

                (8) Except as provided above, each party shall pay its own costs and expenses (including, without limitation, attorneys' fees) relating to any mediation/arbitration proceeding conducted under this
       Article VII.

                (9) All mediation/arbitration conferences and hearings will be held in Phoenix, Arizona.

                (b) In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law. The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached by the arbitrators from such facts may be submitted by either party to a court of law for final determination by initiation of a civil action in the manner provided by law. Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision. If no such civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties. Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators. Neither of the parties shall, or shall be entitled to, submit any additional or different facts for consideration by the court. In the event any civil action is commenced under this paragraph (b), the party who prevails or substantially prevails (as determined by the court) in such civil action shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred in connection with such action and on appeal.

                (c) Except as limited by paragraph (b) above, the parties agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding, the party who prevails or substantially prevails in such legal proceeding shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred in connection with such legal proceeding and on appeal.

                (d) Except as provided above, (i) no legal action may be brought by either party with respect to any Dispute and (ii) all Disputes shall be determined only in accordance with the procedures set forth above.

                                  ARTICLE VIII

                Antidilution Provisions and Reservation of Shares

8.1.   Antidilution

                (a) In the event of any change after the date hereof in the number of issued shares of common stock (or any class thereof) of the Company by reason of any stock dividend, split-up, recapitalization, merger, combination, conversion, exchange of shares or other change in the corporate or capital structure of the Company, then there shall be appropriate and equitable adjustments made (with adjustments being cumulative if more than one of such events shall have occurred) in the number and kind of shares of stock or other securities of the Company (i) thereafter issued to Franke pursuant to Section 3.2(a) and (ii) thereafter issued upon exercise of the New Stock Option. Whenever an adjustment is made as required or permitted by the provisions of this paragraph (a), the Company shall promptly deliver to Franke written notice thereof setting forth a brief statement of the facts requiring such adjustment and the computation thereof.

                (b) In case of any liquidation, dissolution or winding up of the affairs of the Company, the Company shall make prompt, proportionate, equitable, lawful and adequate provision as part of the terms of such dissolution, liquidation or winding up such that Franke may thereafter receive, in lieu of each Share which Franke would have been entitled to receive under
Section 3.2(a) or upon exercise of the New Stock Option, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable on any such dissolution, liquidation or winding up with respect to each outstanding Share.

8.2.   Covenant to Reserve Shares for Issuance

                The Company covenants that it will at all times reserve and keep available (free of preemptive rights) out of its authorized and unissued Shares, solely for the purpose of issuance pursuant to Section 3.2 or upon exercise of the New Stock Option, the full number of Shares, if any, then issuable under
Section 3.2 or upon exercise of the New Stock Option. The Company further covenants that all Shares which shall be so issuable shall be duly and validly issued and fully paid and non-assessable.

                                   ARTICLE IX

                                  Miscellaneous

9.1.   No Mitigation

                The provisions of this Agreement are not intended to, nor shall they be construed to, require that Franke mitigate the amount of any payment provided for in this Agreement by seeking or accepting other employment, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Franke as the result of employment by another employer or otherwise. Without limitation of the foregoing, the Company's obligations to make the payments to Franke required under this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Franke.

9.2.   Assignability

                The obligations of Franke hereunder are personal and may not be assigned or delegated by Franke or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder as provided in Section 9.5.

9.3.   Notices

                All notices and all other communications provided for in the Agreement shall be in writing and addressed (i) if to the Company, at its principal office address or such other address as it may have designated by written notice to Franke for purposes hereof, directed to the attention of the Board with a copy to the Secretary of the Company and (ii) if to Franke, at his residence address on the records of the Company or to such other address as he may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

9.4.   Severability

                The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

9.5.   Successors; Binding Agreement

                (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably acceptable to Franke, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used herein, the term "Company" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 9.5 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

                (b) This Agreement and all rights of Franke hereunder shall inure to the benefit of and be enforceable by Franke's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Franke should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Franke's devisee, legatee, or other designee or, if there be no such designee, to Franke's estate.

9.6.   Tax Withholdings

                The Company shall withhold from all payments hereunder all applicable taxes (federal, state or other) which it is required to withhold therefrom unless Franke has otherwise paid to the Company the amount of such taxes.

9.7.   Amendments and Waivers

                No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Franke and such member of the Board as may be specifically authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

9.8.   Entire Agreement; Termination of Employment under 1994 Agreement

                (a) The parties acknowledge, confirm and agree that Franke's employment under the 1994 Agreement shall automatically terminate on December 31, 1995 and shall not be subject to extension as contemplated by
Section 2.3 of the 1994 Agreement.

                (b) This Agreement is an integration of the parties agreement and no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

9.9.   Governing Law

                THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISION.

9.10.  Counterparts

                This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

9.11.  Payment of Certain Taxes

                The Company will from time to time promptly pay all transfer, stamp or similar taxes that may be imposed in respect of the initial issuance of any Shares hereunder, but the Company shall not be obligated to pay any such taxes in respect of any transfer of Shares effected by Franke.

9.12.  Indemnification

                Without Franke's prior written consent, the Company will not amend, modify or repeal any provision of its certificate of incorporation or bylaws if such amendment, modification or repeal would materially adversely affect Franke's rights to indemnification by the Company.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       AMERICA WEST AIRLINES, INC.

                                       By:
                                          --------------------------------------
                                           Chairman of Compensation/Human
                                           Resources Committee


                                       -----------------------------------------
                                       William A. Franke


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